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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                                GLOBALNET, INC.

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2002

    The undersigned stockholder(s) of GlobalNet, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby appoints Robert J. Donahue and Colum P. Donahue, each with the full authority to act without the other and with the power to appoint his substitute, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of Common Stock of GlobalNet, Inc. held of record by the undersigned on February 11, 2002 at the Special Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, March 21, 2002, at The DuPage Club, located at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181, and at any adjournment or adjournments thereof, as indicated, on the matters set forth on the reverse side.

1. Approval of Agreement and Plan of Merger, dated as of January 6, 2002 among the Titan Corporation, a Delaware corporation, T T III Acquisition Corp., a Nevada corporation and GlobalNet, Inc., a Nevada corporation, as amended on January 29, 2002.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, to act upon any other matter or matters as may properly come before the meeting or any adjournment or adjournments thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

You should read the accompanying Proxy Statement-Prospectus carefully and in its entirety before signing and returning this proxy card.

There are important risks about the merger transaction that you should be aware of. Please see the "Risk Factors" section contained in the accompanying Proxy Statement-Prospectus.

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE
DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AS FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS, AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                              Dated: _____________________, 2002

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                          Signature

                                              NOTE: This Proxy should be marked,
                                              dated and signed by the
                                              stockholder(s) exactly as his or
                                              her name appears hereon, and
                                              returned promptly in the enclosed
                                              envelope. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.